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                                                                    EXHIBIT 4(b)



         FIRST SUPPLEMENTAL INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of August 14, 1996, supplementing the Instrument of Resignation, Appointment and Acceptance dated as of May 15, 1995, among General Electric Capital Corporation, a New York corporation having its principal office at 260 Long Ridge Road, Stamford, CT 06927 (the "Company"), The Chase Manhattan Bank, a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at 450 West 33rd St., New York, New York 10001 (the "Successor Trustee"), and The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Resigning Trustee").

                                    RECITALS

         WHEREAS, pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of May 15, 1995, the Resigning Trustee resigned as Trustee under certain indentures named in such Instrument (the "May 15, 1995 Indentures") and the Company appointed the Successor Trustee to succeed the Resigning Trustee, and the Successor Trustee accepted its appointment as Trustee, under each of the May 15, 1995 Indentures;

         WHEREAS, the Company may issue from time to time certain Notes and Loan Obligations and Interests therein ("Securities") under an Indenture dated as of June 3, 1994 (the "June 3, 1994 Indenture");

         AND WHEREAS, in addition to May 15, 1995 Indentures, the Resigning Trustee wishes to resign as Trustee under the June 3, 1994 Indenture, and the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the June 3, 1994 Indenture, and the Successor Trustee wishes to accept its appointment as Trustee under the June 3, 1994 Indenture;

         NOW THEREFORE, the Company, the Resigning Trustee and the Successor Trustee agree as follows:


                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

         SECTION 101. Pursuant to Section 7.10 of the June 3, 1994 Indenture, the Resigning Trustee has given written notice of its resignation to the Company that the Resigning Trustee is resigning as Trustee under the Indenture.

         SECTION 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:
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                  a. To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, no "event of default" (as defined in Section 6.01 of the Indenture) and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the Indenture.

                  b. No covenant or condition, contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

                  c. There is no action, suit, or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or government authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

                  d. The Resigning Trustee has furnished, or as promptly as practicable will furnish, to the Successor Trustee originals or copies (in the event originals are not available) of all documents relating to the trust created by the Indenture and all information in the possession of its Corporate Trust Department relating to the administration and status thereof and will furnish to the Successor Trustee any of such documents or information the Successor Trustee may select, provided that the Successor Trustee will make available to the Resigning Trustee as promptly as practicable following the request of the Resigning Trustee any such original documents which the Resigning Trustee may need to defend against any action, suit, or proceedings against the Resigning Trustee as Trustee under the Indenture or which the Resigning Trustee may need for any other purposes; and

                  e. The Resigning Trustee has lawfully and fully discharged its duties as Trustee under the Indenture.

         SECTION 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title, and interest of the Resigning Trustee in and to the trusts under the Indenture and all the rights, powers, and trusts of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         SECTION 104. The Resigning Trustee agrees to indemnify the Successor Trustee against any loss, liability, or expense (including the costs and expenses of defending against any claim of liability) incurred by the Successor Trustee by reason of any negligence or bad faith by the Resigning Trustee or its employees in the performance of its duties under the Indenture while the

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Trustee. The Successor Trustee, following receipt of actual knowledge by its
Corporate Trust Administration Division of any claim for which the Successor Trustee may seek indemnity, shall as promptly as practicable notify the Resigning Trustee of such claim. The Resigning Trustee shall not be obligated to indemnify the Successor Trustee with respect to defense of any such claim which the Successor Trustee voluntarily settles without consent of the Resigning Trustee.


                                   ARTICLE TWO
                                   THE COMPANY

         SECTION 201. The Company hereby appoints, pursuant to Section 7.10 of the June 3, 1994 Indenture, the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, power, and trusts of the Trustee under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         SECTION 202. The Successor Trustee will not be obligated to cause a notice to be sent to holders of the Securities as no Securities are outstanding on the date hereof.

         SECTION 203. The Company hereby represents and warrants to the Successor Trustee that:

                  a. It is a duly incorporated and existing corporation in good standing under the laws of the State of New York and has full power to execute and deliver this instrument;

                  b. This instrument has been duly and validly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company;

                  c. The Indenture complies with the Trust Indenture Act of 1939, as amended, and has been duly qualified thereunder and is a legal, valid, and binding obligation of the Company;

                  d. The Company has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

                  e. The Company has no knowledge of the existence of any default, event of default, or any event which upon notice or passage of time or both would become an event of default under the Indenture;

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                  f. The Company has not appointed any paying agent under the
         Indenture; and

                  g. The Company will continue to perform the obligations undertaken by it under the Indenture.


         SECTION 204. The Company hereby agrees to provide the Successor Trustee, on or prior to the date hereof, evidence reasonably satisfactory to the Successor Trustee as to the matters set forth in Section 203(b) above.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

         SECTION 301. The Successor Trustee hereby represents and warrants to the signing Trustee and to the Company that the Successor Trustee is qualified under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture.

         SECTION 302. The Successor Trustee hereby accepts, pursuant to Section
7.11 of the June 3, 1994, its appointment as Trustee under the Indenture and shall hereby be vested with all the authority, rights, powers, trusts, immunities, duties, and obligations of the Trustee under the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

         SECTION 401. Except as otherwise expressly provided or unless the context otherwise requires all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         SECTION 402. (a) This instrument and the resignation, appointment, and acceptance affected hereby shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

         (b) Simultaneously with the execution and delivery of the instrument by each of the parties hereto, the Resigning Trustee and the Successor Trustee shall each deliver a copy of their respective Signature Resolutions and the Company shall deliver a copy of an Incumbency Certificate to each of the other parties hereto.

         SECTION 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated to compensate, reimburse, and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture as provided in the Indenture.

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         SECTION 404. This instrument shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indenture and its construction.

         SECTION 405. This instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                    GENERAL ELECTRIC CAPITAL
                                         CORPORATION,
                                         as Issuer
[CORPORATE SEAL]

                                    By:  /s/ JEFFREY S. WERNER
                                         -------------------------------------
                                         Jeffrey S. Werner
                                         Senior Vice President, Corporate
                                         Treasury and Global Funding Operation

ATTEST:

 /s/ Assistant Secretary
------------------------------
Title:

                                    THE BANK OF NEW YORK,
                                         as Resigning Trustee

[CORPORATE SEAL]
                                    By:  /s/ HELEN M. COTIAUX
                                         -------------------------------------
                                         Helen M. Cotiaux
                                         Vice President
ATTEST:

 /s/ Assistant Vice President
------------------------------
Title:

                                    THE CHASE MANHATTAN BANK,
                                         as Successor Trustee

[CORPORATE SEAL]
                                    By: /s/ MARY A. LEWICKI
                                         -------------------------------------
                                         Mary A. Lewicki
                                         Second Vice President

ATTEST:

 /s/ Assistant Treasurer
------------------------------
Title:

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STATE OF CONNECTICUT      )
                          ) s.s.:
COUNTY OF FAIRFIELD       )



         On the 14th day of August, 1996, before me personally came Jeffrey S. Werner, to me known, who being by me duly sworn, did depose and say that he resides at 98 Southfield Avenue, Stamford Connecticut 06902; that he is the Senior Vice President-Corporate Treasury and Global Funding Operation of GENERAL ELECTRIC CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.




                                             /s/ NOTARY PUBLIC
                                             ---------------------------
                                             Notary Public


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STATE OF NEW YORK      )
                       ) s.s.:
COUNTY OF NEW YORK     )



         On the 16th day of August, 1996, before me personally came Mary A. Lewicki, to me known, who being by me duly sworn, did depose and say that she resides at 16 Cedar Avenue, Staten Island, New York 10305; that she is the Second Vice President of THE CHASE MANHATTAN BANK, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that she signed her name thereto pursuant to like authority.





                                  /s/ NOTARY PUBLIC
                                  -----------------------------
                                  Notary Public


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STATE OF NEW YORK        )
                         ) s.s.:
COUNTY OF NEW YORK       )




         On the 20th day of August, 1996, before me personally came Helen M. Cotiaux, to me known, who being by me duly sworn, did depose and say that she resides at 200 E. 24th Street, New York, New York 10010; that she is the Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that she signed her name thereto pursuant to like authority.






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